Exhibit 10.4
CARDICA, INC.
BENEFITS AGREEMENT
     This Benefits Agreement(“ Agreement”) is entered by and between Bernard Hausen, M.D., Ph.D. (“Executive”) and Cardica, Inc. (the “Company”), a Delaware corporation. Executive and Company have executed this Agreement on ___, 2006 (the “Effective Date”).
     Whereas, Executive has been providing services to the Company pursuant to terms that have been agreed upon from time to time (the “Existing Agreement”);
     Whereas, the Company desires to provide Executive with severance benefits not contemplated by the Existing Agreement in return for his continued employment services; and
     Whereas, Executive wishes to provide personal services to the Company as an employee in return for the compensation and benefits set forth in the Existing Agreement and as set forth herein.
     Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows, effective as of the Effective Date:
     1. Employment by the Company.
          1.1 Title and Responsibilities. Subject to the terms set forth herein, Executive will be employed as the Company’s Chief Executive Officer. During his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity permitted by the Company’s general employment policies) to the business of the Company. Notwithstanding the foregoing, it is acknowledged and agreed that Executive shall be permitted to engage in civic and not-for-profit activities; provided, that such activities do not materially interfere with the performance of his duties hereunder.
          1.2 Executive Position. Executive will serve in an executive capacity and shall report to the Company’s Board of Directors (the “Board”). Executive shall perform the duties of his executive position as required by the Board.
          1.3 At-Will Employment. Executive’s relationship with the Company is at-will. The Company shall have the right to terminate this Agreement and Executive’s employment with the Company at any time with or without Cause (as defined in Section 4), and with or without advance notice. In addition, the Company retains the discretion to modify the terms of Executive’s employment, including but not limited to position, duties, reporting relationship, office location, compensation, and benefits, at any time. Executive’s at-will employment relationship only may be changed in a written agreement approved by the Board and signed by Executive and a duly authorized officer of the Company. Executive also may be removed from any position he holds in the manner specified by the Bylaws of the Company and applicable law.
          1.4 Company Employment Policies. The employment relationship between the parties shall continue to be governed by the general employment policies and procedures of the Company, including those relating to the protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or procedures, this Agreement shall control. To the extent not specified by this Agreement or the Company’s general policies, the Existing Agreement shall control.
     2. Confidential Information. As a condition of his continued employment, Executive must continue to comply with the Proprietary Information and Inventions Agreement (the “Confidential Information Agreement”) he has executed previously. Nothing in this Agreement is intended to modify in any respect the Confidential Information Agreement, and the Confidential Information Agreement shall remain in full force and effect.
     3. Termination Of Employment. In addition to any vesting acceleration as may be provided in agreements between the Company and Executive, Executive shall be eligible for the benefits described in this Section 3.
          3.1 Definition of Cause. For purposes of this Agreement, “Cause” shall mean (i) a felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud, misappropriation, or embezzlement of funds or property or act of dishonesty against the Company; (iii) material breach of Company’s policies, provided Company has given Executive written notification of the breach and has provided Executive with fifteen (15) days’ opportunity to cure the breach; (iv) willful conduct or gross negligence which is materially injurious to the reputation, business or business relationships of the Company or results in material damage to the Company’s property; (v) Executive’s breach of the Employee Proprietary Information and Inventions Agreement; or (vi) conduct which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve.
          3.2 Definition of Good Reason. For purposes of this Agreement, “Good Reason” shall include Executive’s resignation from his employment with the Company other than for Cause or voluntary termination, upon thirty (30) days prior written notice to Company of (a) any change in Executive’s duties or responsibilities which result in a material diminution or material adverse change of Executive’s position, status or responsibilities of employment, but shall not include a mere change in title or reporting relationship; (b) reduction by Company in Executive’s base salary by greater than ten percent (10%) unless the salaries of all other executive officers are similarly reduced; (c) a relocation of Executive’s place of employment with Company, to a location more than thirty (30) miles from the location at which Executive performed duties as an employee immediately prior to the Change of Control; (d) any material breach by Company of any agreement between Executive and Company concerning Executive’s employment; or (e) any failure by Company to obtain the assumption of any material agreement, including the material provisions of any option grant, between Executive and Company concerning Executive’s employment by any successor or assign of the Company (or related employer of same).
          3.3 Termination for Cause or Executive’s Resignation Without Good Reason. If the Company terminates Executive’s employment at any time for Cause, or if Executive resigns at any time without Good Reason, Executive’s salary shall cease on the date of termination, and Executive will not be entitled to any Severance Benefits (as defined below), severance pay, pay in lieu of notice or any other such compensation, any accelerated vesting of any stock, options or other stock awards, other than payment of accrued salary and such other benefits as expressly required in such event by applicable law or the terms of any applicable Company benefit plans.
          3.4 Termination Without Cause or Resignation with Good Reason. If the Company terminates Executive’s employment at any time without Cause, or if at any time Executive resigns his employment with Good Reason, Executive shall be eligible to receive as a severance payment (the “Severance Benefits”) an amount equal to twelve (12) months of Executive’s then-current base salary. Executive shall not be entitled to the Severance Benefits unless and until the release requirements set forth in Section 4 of this Agreement are satisfied.

          3.5 Cessation of Severance Benefits. If Executive violates the provisions of Sections 2 of this Agreement, any Severance Benefits or other benefits being provided to Executive will cease immediately, and Executive will not be entitled to any further compensation and benefits from the Company.
          3.6 Application of Internal Revenue Code Section 409A. If the Company determines that any of the Severance Benefits payments fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code as a result of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Internal Revenue Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Internal Revenue Code, and the regulations and other guidance thereunder, to the Severance Benefits payments, and the payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Internal Revenue Code, the payment of such benefits shall not be paid pursuant to a Revised Payment Schedule and instead shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Internal Revenue Code. The Board may attach conditions to or adjust the amounts paid pursuant to this Section 4.4 to preserve, as closely as possible, the economic consequences that would have applied in the absence of this Section 4.4; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Internal Revenue Code.
     4. Release. As a condition of receiving the Severance Benefits under this Agreement to which Executive would not otherwise be entitled, Executive shall execute a release substantially in the form attached hereto as Exhibit A (the “Release”) (the Company shall determine the actual form of Release to be provided by Executive). Unless the Release is timely executed by Executive and delivered to the Company after the termination of Executive’s employment with the Company, Executive shall not receive any of the Severance Benefits provided for under this Agreement.
     5. General Provisions.
          5.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including, personal delivery by facsimile transmission), delivery by express delivery service (e.g. Federal Express), or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll (which address may be changed by either party by written notice).
          5.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.
          5.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
          5.4 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, including its exhibits, constitutes the entire agreement between Executive and the Company regarding the subject matter hereof. This Agreement is entered into without reliance on any agreement, promise, or representation, other than those expressly contained or incorporated herein, and, except for those changes expressly reserved to the Company’s or Board’s discretion in this Agreement, the terms of this

Agreement cannot be modified or amended except in a writing signed by Executive and a duly authorized officer of the Company which is approved by the Board.
          5.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile shall be deemed the equivalent of originals.
          5.6 Headings and Construction. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof. For purposes of construction of this Agreement, any ambiguities shall not be construed against either party as the drafter.
          5.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company.
          5.8 Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys’ fees and costs incurred in connection with such action.
          5.9 Arbitration. To provide a mechanism for rapid and economical dispute resolution, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, or arising from or relating to Executive’s employment with the Company or the termination of Executive’s employment with the Company, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in San Mateo County, California and conducted by JAMS, Inc. (“JAMS”), under its then-applicable Rules and Procedures. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. Executive will have the right to be represented by legal counsel at any arbitration proceeding at his expense. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company shall bear all fees for the arbitration, except for any attorneys’ fees or costs associated with Executive’s personal representation. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the provisions of this paragraph, the parties are not prohibited from seeking injunctive relief in a court of appropriate jurisdiction to prevent irreparable harm on any basis, pending the outcome of arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of any competent jurisdiction.
          5.10 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the law of the State of California without regard to conflicts of laws principles.

     In Witness Whereof, the parties have executed this Benefits Agreement effective as of the Effective Date written above.
COMPANY:
Cardica, Inc.

By:

Robert Newell
Chief Financial Officer
EXECUTIVE:
Bernard Hausen, M.D., Ph.D.

EXHIBIT A
Release Agreement
I understand that my employment with Cardica, Inc. (the “Company”) terminated effective ___, ___(the “Separation Date”). The Company has agreed that if I choose to sign this Release Agreement (“Release”), the Company will pay me certain severance benefits (minus the standard withholdings and deductions) pursuant to the terms of the Employment Agreement (the “Agreement”) entered into and effective as of ___, 2005, between myself and the Company, and any agreements incorporated therein by reference. I understand that I am not entitled to such severance benefits unless I sign this Release and allow it to become effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.
In consideration for the severance benefits I am receiving under the Agreement, I hereby generally and completely release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to or on the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing (including, but not limited to, any claims based on or arising from the Agreement); (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the release in the preceding sentence, I am not releasing any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company or within the course and scope of my role as a member of the Board of Directors of the Company.
In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
If I am forty (40) years of age or older as of the Separation Date, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”). I also acknowledge that the consideration given for the waiver in the above paragraphs is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after the date that I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days within which to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date that I sign this Release to revoke the Release by providing written notice of revocation to the Company’s Board of Directors; and (e) this Release will not be effective until the eighth day after this Release has been signed by me (“Effective Date”).
Understood and Agreed:
Bernard Hausen, M.D., Ph.D.

Dated:

A-1